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                                                                     EXHIBIT 4.1

                      FORM OF CERTIFICATE OF DESIGNATIONS
                  OF FLEXIBLE AUCTION RATE PREFERRED STOCK OF
                    SMITHKLINE BEECHAM HOLDINGS CORPORATION

                     SMITHKLINE BEECHAM HOLDINGS CORPORATION

                           Certificate of Designations
                           creating fourteen series of

                      Flexible Auction Rate Preferred Stock

         SMITHKLINE BEECHAM HOLDINGS CORPORATION, a Delaware corporation having its principal executive offices at 1403 Foulk Road, Suite 102, P.O. Box 7108, Wilmington, Delaware 19803-2775 (the "Company"), certifies to the Secretary of State of Delaware that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FOURTH, paragraph C of its Certificate of Incorporation, the Board of Directors has authorized the issuance of fourteen series of flexible auction rate preferred stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, of the Company to be designated respectively: Flexible Auction Market Preferred Stock, Series A-1; Flexible Auction Market Preferred Stock, Series A-2; Flexible Auction Market Preferred Stock, Series A-3; Flexible Auction Market Preferred Stock, Series B-1; Flexible Auction Market Preferred Stock, Series B-2; Flexible Auction Market Preferred Stock, Series B-3; Flexible Auction Market Preferred Stock, Series C-1; Flexible Auction Market Preferred Stock, Series C-2; Flexible Auction Market Preferred Stock, Series C-3; (collectively, the "AMPS Series" and individually, an "AMPS Series"); and Flexible Money Market Cumulative Preferred Stock, Series E; Flexible Money Market Cumulative Preferred Stock, Series F; Flexible Money Market Cumulative Preferred Stock, Series G; Flexible Money Market Cumulative Preferred Stock, Series H; and Flexible Money Market Cumulative Preferred Stock, Series I (collectively, the "MMP Series" and individually, an "MMP Series" and, together with the AMPS Series, "Series").

         SECOND: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption or repurchase, of the Shares of each such Series are as follows:

                                   DESIGNATION

         Series A-1: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series A-1". Each share of Flexible Auction Market Preferred Stock, Series A-1 (sometimes collectively referred to herein as the "Series A-1 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial
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Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series A-1 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series A-2: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series A-2". Each share of Flexible Auction Market Preferred Stock, Series A-2 (sometimes collectively referred to herein as the "Series A-2 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series A-2 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series A-3: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series A-3". Each share of Flexible Auction Market Preferred Stock, Series A-3 (sometimes collectively referred to herein as the "Series A-3 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series A-3 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series B-1: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series B-1". Each share of Flexible Auction Market Preferred Stock, Series B-1 (sometimes collectively referred to herein as the "Series B-1 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have


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the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any,
and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series B-1 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series B-2: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series B-2". Each share of Flexible Auction Market Preferred Stock, Series B-2 (sometimes collectively referred to herein as the "Series B-2 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series B-2 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series B-3: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series B-3". Each share of Flexible Auction Market Preferred Stock, Series B-3 (sometimes collectively referred to herein as the "Series B-3 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series B-3 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series C-1: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series C-1". Each share of Flexible Auction Market Preferred Stock, Series C-1 (sometimes collectively referred to herein as the "Series C-1 AMPS") shall be issued on a


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date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series C-1 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series C-2: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series C-2". Each share of Flexible Auction Market Preferred Stock, Series C-2 (sometimes collectively referred to herein as the "Series C-2 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series C-2 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series C-3: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Auction Market Preferred Stock, Series C-3". Each share of Flexible Auction Market Preferred Stock, Series C-3 (sometimes collectively referred to herein as the "Series C-3 AMPS") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications, relative rights and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series C-3 AMPS shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series E: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Money Market Cumulative Preferred Stock, Series E". Each share of Flexible Money Market Cumulative

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Preferred Stock, Series E (sometimes collectively referred to herein as the
"Series E MMP") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series E MMP shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series F: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Money Market Cumulative Preferred Stock, Series F". Each share of Flexible Money Market Cumulative Preferred Stock, Series F (sometimes collectively referred to herein as the "Series F MMP") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series F MMP shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series G: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Money Market Cumulative Preferred Stock, Series G". Each share of Flexible Money Market Cumulative Preferred Stock, Series G (sometimes collectively referred to herein as the "Series G MMP") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series G MMP shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series H: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Money Market


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Cumulative Preferred Stock, Series H". Each share of Flexible Money Market
Cumulative Preferred Stock, Series H (sometimes collectively referred to herein as the "Series H MMP") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series H MMP shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         Series I: A Series of ____ shares of Preferred Stock, no par value, liquidation preference $100,000 per share plus an amount equal to accumulated but unpaid dividends (whether or not earned or declared) thereon, is hereby designated "Flexible Money Market Cumulative Preferred Stock, Series I". Each share of Flexible Money Market Cumulative Preferred Stock, Series I (sometimes collectively referred to herein as the "Series I MMP") shall be issued on a date to be determined by the Board of Directors or pursuant to its delegated authority; have the Initial Dividend Rate, the Initial Dividend Payment Date or Dates, if any, and the Initial Period-End Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Directors or pursuant to its delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption or repurchase as are set forth in this Certificate of Designations. The Series I MMP shall constitute a separate series of Preferred Stock of the Company, and shall rank prior to or on a parity with any other Shares of Preferred Stock as to dividends and upon the liquidation, dissolution or winding up of the Company, except as described herein.

         1. Definitions. Unless the context or use indicates another or different meaning or intent, in this Certificate of Designations the following terms have the following meanings, whether used in the singular or plural:

         "'AA' Composite Commercial Paper Rate," on any date of determination, means (i) the Interest Equivalent of the rate on commercial paper placed on behalf of issuers whose corporate bonds are rated "AA" by S&P or "Aa" by Moody's or the equivalent of such rating by another nationally recognized statistical rating organization, as such rate is made available on a discount basis or otherwise by the Federal Reserve Bank of New York for the Business Day immediately preceding such date, or (ii) in the event that the Federal Reserve Bank of New York does not make available such a rate, then the arithmetic average of the Interest Equivalent of the rate on commercial paper placed on behalf of such issuers, as quoted on a discount basis or otherwise by the Commercial Paper Dealers, to the Auction Agent for the close of business on the Business Day immediately preceding such date. If one of the Commercial
Paper Dealers does not quote a rate required to determine the "AA" Composite Commercial Paper Rate, the "AA" Composite Commercial Paper Rate will be determined on the basis of the quotation or quotations furnished by any Substitute Commercial Paper Dealer or Substitute Commercial Paper Dealers selected by the Company to provide such rate or rates not being supplied by the Commercial Paper Dealers.


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If the number of Dividend Period Days shall be (i) 7 or more but fewer than 49 days, such rate shall be the Interest Equivalent of the 30-day rate on such commercial paper; (ii) 49 or more but fewer than 70 days, such rate shall be the Interest Equivalent of the 60-day rate on such commercial paper; (iii) 70 or more days but fewer than 85 days, such rate shall be the arithmetic average of the Interest Equivalent on the 60-day and 90-day rates on such commercial paper;
(iv) 85 or more days but fewer than 99 days, such rate shall be the Interest Equivalent of the 90-day rate on such commercial paper; (v) 99 or more days but fewer than 183 days, such rate shall be determined by linear interpolation between the Interest Equivalents of the 90-day rate and the 180-day rate on such commercial paper.

         "Affiliate" means any Person known to the Auction Agent to be controlled by, in control of, or under common control with, the Company.

         "Agent Member" means a member of the Securities Depository that will act on behalf of an Existing Holder, a beneficial owner, or a Potential Holder or potential beneficial owner of one or more Shares.

         "Applicable Rate" means, with respect to any Series for any Dividend Period therefor, the rate per annum at which cash dividends are payable on the Shares of such Series for such Dividend Period.

         "Auction" means a periodic implementation of the Auction Procedures.

         "Auction Agent" means a commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors that has entered into an agreement with the Company to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, dividend disbursing agent and redemption agent for the Shares. There may be more than one Auction Agent for the Shares provided that there may be no more than one Auction Agent for any Series.

         "Auction Procedures" means the procedures for conducting Auctions set forth in paragraph 7.

         "beneficial ownership" or "beneficially own" shall have the meanings ascribed to them under Rule 13d-3 under the Securities Exchange Act.

         "Board of Directors" means the Board of Directors of the Company or any duly authorized committee thereof.

         "Broker-Dealer" means any broker-dealer, or other entity permitted by law to perform the functions required of a Broker-Dealer in paragraph 7, that has been selected by the Company and has entered into a Broker-Dealer Agreement with the Auction Agent that remains effective.


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         "Broker-Dealer Agreement" means an agreement between the Auction Agent and one or more Broker-Dealers pursuant to which each such Broker-Dealer agrees to follow the procedures specified in paragraph 7 of this Certificate of Designations.

         "Business Day" means a day on which the New York Stock Exchange, Inc. is open for trading and which is not a day on which banks in The City of New York are authorized or obligated by law to close.

         "Change of Control" means that SmithKline Beecham shall at any time cease to beneficially own, directly or indirectly, shares of capital stock of the Company representing more than 50% of the voting power in respect of all outstanding shares of capital stock of the Company.

         "Certificate of Incorporation" means the Company's Certificate of Incorporation, as amended and supplemented, on file in the office of the Secretary of State of the State of Delaware.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercial Paper Dealers" means a commercial paper dealer or dealers as the Company may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

         "Commission" means the Securities and Exchange Commission and its successors.

         "Common Stock" means the common stock, no par value, of the Company.

         "Company" means SmithKline Beecham Holdings Corporation, a Delaware corporation, and its successors.

         "Credit Rating Event" means that (i) the Company and SmithKline Beecham shall have amended or terminated the Support Agreement (other than an amendment solely to increase the maximum amount of SmithKline Beecham's obligations thereunder); and (ii) (a) either Moody's shall have reduced its credit rating assigned to Shares of any Series to below "a3" (and shall not have subsequently increased such rating to "a3" or higher) and Moody's shall have issued a written statement stating that it so reduced such rating as a result, in whole or in part, of such amendment or termination of the Support Agreement or S&P shall have reduced its credit rating assigned to Shares of any Series to below A- (and shall not have subsequently increased such rating to A- or higher) and S&P shall have issued a written statement stating that it so reduced such rating as a result, in whole or in part, of such amendment or termination of the Support Agreement and (b) such rating shall have been so reduced and such statement so issued within 60 calendar days after Moody's or S&P, as the case may be, having been informed of such amendment or termination of the Support Agreement; and
(iii) any Downgrade Voting Parity Shares shall not have been redeemed, retired, repurchased or otherwise acquired by the Company; provided, however, that (A) in no event shall a Credit Rating Event be deemed to exist if, on or prior to the date of effectiveness of any amendment or termination of the Support Agreement by SmithKline Beecham and the Company, the Company shall have informed Moody's and S&P in writing of such amendment or termination and Moody's shall have confirmed in writing a credit rating of "a3" or higher for Shares of each Series and S&P shall have confirmed in writing a credit rating of A- or higher for Shares of each Series; (B) if either Moody's or S&P shall change its rating categories for preferred stock, then the determination of whether a Credit Rating Event exists shall be made based upon the substantially equivalent new rating categories for preferred stock of such rating agency; (C) if either Moody's or S&P shall not make available, or neither Moody's nor S&P shall make available, a rating for the Shares of any Series necessary to make such a determination, such determination shall be made based upon the substantial equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, based upon such available rating; and (D) if Substitute Rating Agency or Agencies are not available, then for purposes of such determination the rating for Shares of such Series shall be deemed to be the highest relevant rating last published by Moody's, S&P or any such Substitute Rating Agency or Agencies.

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         "Date of Original Issue" means, with respect to any Share, the date on which the Company originally issues such Share.

         "Default Directors" has the meaning as defined in paragraph 5(c).

         "Default Period" has the meaning set forth in paragraph 5(c).

         "Dividend Non-Payment Period" has the meaning set forth in paragraph 2(b)(iii)(B).

         "Dividend Payment Date," with respect to any Series, includes each Initial Dividend Payment Date, Subsequent Dividend Payment Date and Period-End Dividend Payment Date.

         "Dividend Period," with respect to any Series, includes each Initial Dividend Period and each Subsequent Dividend Period for such Series.

         "Dividend Period Days," with respect to any Dividend Period, means the calendar days included in such Dividend Period.

         "Dividends Received Percentage" means the percentage of dividends received by corporate taxpayers which may be deducted for federal income tax purposes pursuant to section 243(a)(1) of the Code (or any successor provision).

         "Downgrade Directors" means the two additional directors elected by holders of Downgrade Voting Parity Shares pursuant to paragraph 5(d).

         "Downgrade Period" has the meaning set forth in paragraph 5(d).

         "Downgrade Voting Parity Shares" has the meaning set forth in paragraph 5(d).

         "DRD Factor" means the amount derived from the following fraction:

                           1 - [.35(1-.70)]
                           ----------------
                           1 - [.35(1-DRP)]

         "DRD Gross-Up Provisions" has the meaning set forth in paragraph 2(e).

         "DRP," as used in computing the DRD Factor, means the Dividends Received Percentage, measured as a fraction, applicable to the relevant dividend; provided, however, that DRP shall in no event be less than .50.

        "Existing Holder," with respect to Shares of any Series, means a Person who is listed as the beneficial owner of such Shares in the Stock Books.

         "Guarantee" means the Guarantee, dated __________, 1996, of SmithKline Beecham with respect to the Shares.


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         "Initial Dividend Payment Date" means, with respect to any Series, each dividend payment date or dates, if any, as determined by the Board of Directors to occur during the Initial Dividend Period for such Series, excluding the Initial Period-End Dividend Payment Date for such Series.

         "Initial Dividend Period," with respect to each Series, means the period from and including the Date of Original Issue for such Series to but excluding the Initial Period-End Dividend Payment Date for such Series.

         "Initial Dividend Rate," with respect to each Series, means the rate per annum applicable to the Initial Dividend Period for such Series as shall be determined by the Board of Directors.

         "Initial Period-End Dividend Payment Date," with respect to any Series, means the dividend payment date occurring at the end of the Initial Dividend Period for such Series, as determined by the Board of Directors with respect to each Series of Shares.

         "Interest Equivalent" means a yield on a 360-day basis of a discount basis security which is equal to the yield on an equivalent interest-bearing security.

         "Mandatory Redemption" means a mandatory redemption of Shares by the Company pursuant to paragraph 4(a)(ii).

         "Mandatory Redemption Date" means the date selected by the Company for a Mandatory Redemption, which is within 30 days of the occurrence of a Change of Control and is at least 10 days but not more than 20 days after the delivery of a Notice of Redemption with respect to such Mandatory Redemption.

         "Maximum Applicable Rate" has the meaning set forth in paragraph 7(a)(vi) of this Certificate of Designations.

         "Minimum Holding Period" means, at the time of reference thereto, the minimum holding period then required for corporate taxpayers to be entitled to the dividends received deduction set forth in section 243(a)(1) of the Code (or any successor provision) in respect of dividends (other than extraordinary dividends) paid on preferred stock held by nonaffiliated corporations.

         "Moody's" means Moody's Investors Service, Inc. or its successors.

         "Non-Call Period," with respect to any Series, means a specified portion or the entirety of a Special Dividend Period for such Series during which Shares of such Series shall not be subject to Optional Redemption, as selected by the Company pursuant to a Notice of Special Dividend Period.

         "Non-Payment Period" includes any Dividend Non-Payment Period and Redemption Price Non-Payment Period.

         "Non-Payment Period Rate," with respect to any Shares, means 200% of the Reference Rate applicable to such Shares.

         "Notice of Offer to Purchase" has the meaning set forth in paragraph 4.

         "Notice of Redemption" means a written notice of redemption given pursuant to paragraph 4.

         "Notice of Revocation" has the meaning set forth in paragraph
2(c)(iii).

         "Notice of Special Dividend Period" has the meaning set forth in paragraph 2(c)(iii).

         "Optional Redemption" means an optional redemption of Shares by the Company pursuant to paragraph 4(a)(i).

         "Optional Redemption Date" means the second Business Day immediately preceding any Dividend Payment Date selected by the Company for an Optional Redemption, which is at least 15 days but not more than 45 days after delivery of a Notice of Redemption with respect to such Optional Redemption.

         "Outstanding" means, as of any date, (i) with respect to Shares of any Series, Shares theretofore issued by the Company except, without duplication,
(A) any Shares theretofore cancelled, or delivered to the Auction Agent for cancellation, or redeemed by the Company, or as to which a Notice of Redemption shall have been given and the full amount payable upon such redemption shall have been deposited in trust by the Company with irrevocable payment instructions given pursuant to paragraph 4(c), provided that Shares as to which a Notice of Redemption has been given by the Company shall be deemed to be not outstanding for purposes of any Auction for such Shares held subsequent to the date of such Notice of Redemption, and (B) any Shares as to which the Company or any Affiliate shall be an Existing Holder or beneficial owner and (ii) with respect to shares of other Preferred Stock, has the equivalent meaning.

         "Parity Preferred" means, with respect to any Series, Shares of each other Series and shares of each other outstanding series of Preferred Stock the holders of which, together with the holders of the Shares, shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to the full respective preferential amounts to which they are entitled, without preference or priority of one over the other.

         "Period-End Dividend Payment Dates" include the Initial Period-End Dividend Payment Date and each Subsequent Period-End Dividend Payment Date.

         "Person" means and includes an individual, a partnership, a corporation, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

         "Potential Holder" means any Person who is not an Existing Holder but who may be interested in acquiring Shares, or who is an Existing Holder but who wishes to acquire additional Shares.

         "Preferred Stock" means any preferred stock of the Company, including the Shares, that the Board of Directors has authority to issue under the Certificate of Incorporation.

         "Redemption Non-Payment Period" has the meaning set forth in paragraph 2(b)(iv).

         "Reference Rate" means: (i) with respect to a Dividend Period of 49 days to 183 days, the applicable "AA" Composite Commercial Paper Rate, (ii) with respect to a Dividend Period of 184 days to 364 days, the applicable U.S. Treasury Bill Rate, (iii) with respect to a Dividend Period of one year to ten years, the applicable U.S. Treasury Note Rate, and (iv) with respect to a Dividend Period in excess of ten years, the applicable U.S. Treasury Bond Rate.

         "Regular Dividend Period" means a Subsequent Dividend Period consisting of 49 days as the same may be adjusted from time to time pursuant to paragraph 2(b)(i) in connection with requirements of, or a change of law altering the requirements of, the Minimum Holding Period, but in no event exceeding 98 days.

         "Repurchase" means a repurchase of Shares by the Company pursuant to paragraph 4(a)(iii).

         "Repurchase Date" means the date selected by the Company for a Repurchase, which is no earlier than 30 days and no later than 60 days from the date the Notice of Offer to Purchase with respect to such Repurchase is mailed.

         "S&P" means Standard & Poor's Ratings Group or its successors.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Securities Depository" means The Depository Trust Company or any successor company or other entities elected by the Company as securities depository for the Shares that agrees to follow the procedures required to be followed by such securities depository in connection with the Shares.

         "Senior Preferred" means each Series of Preferred Stock the holders of which shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference to and in priority over holders of Parity Preferred.

         "Shares" means Series A-1 AMPS, Series A-2 AMPS, Series A-3 AMPS, Series B-1 AMPS, Series B-2 AMPS, Series B-3 AMPS, Series C-1 AMPS, Series C-2 AMPS, Series C-3 AMPS, Series E MMP, Series F MMP, Series G MMP, Series H MMP and Series I MMP.

         "SmithKline Beecham" means SmithKline Beecham plc, an English public limited company.

         "SmithKline Beecham Group" means SmithKline Beecham and its subsidiaries.

         "Special Dividend Period" means a Subsequent Dividend Period consisting of at least 49 days as selected by the Company pursuant to a Notice of Special Dividend Period, to the extent that such selection by the Company shall be available pursuant hereto and subject to adjustment from time to time pursuant to paragraph 2(b)(i) in connection with requirements of, or a change of law altering the requirements of, the Minimum Holding Period.

         "Stock Books" means the books maintained by the Auction Agent setting forth at all times a current list, as determined by the Auction Agent, of Existing Holders.

         "Subsequent Dividend Payment Date" has the meaning set forth in paragraph 2(b)(i) of this Certificate of Designations.

         "Subsequent Dividend Period" has the meaning set forth in paragraph 2(c)(i) of this Certificate of Designations.

         "Subsequent Period-End Dividend Payment Date," with respect to each Subsequent Dividend Period, means the Business Day next succeeding the last day of such Subsequent Dividend Period.

         "Substitute Commercial Paper Dealer" or "Substitute Commercial Paper Dealers" means such substitute Commercial Paper Dealer or substitute Commercial Paper Dealers as the Company may from time to time appoint or, in lieu of any thereof, their respective affiliates or successors.

         "Substitute Rating Agency" and "Substitute Rating Agencies" mean a nationally recognized statistical rating organization and two nationally recognized statistical rating organizations, respectively, each term as defined for purposes of Rule 436(g)(2) under the Securities Act, selected by the Company after consultation with each Broker-Dealer, to act as the substitute rating agency or substitute rating agencies, as the case may be, to determine the credit ratings of the Shares.

         "Sufficient Clearing Bids" has the meaning as defined in paragraph
7(a).

         "Support Agreement" means the Support Agreement dated _______, 1996 between SmithKline Beecham and the Company.

         "U.S. Treasury Bill Rate" on any date means (i) the Interest Equivalent of the rate on the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as such rate is made available on a discount basis or otherwise by the

Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bill Rate on such date. "Alternate Treasury Bill Rate" on any date means the Interest Equivalent of the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded Treasury Bill with a maturity most nearly comparable to the length of the related Dividend Period, as determined by bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

         "U.S. Treasury Bond Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Bond with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Bond Rate on such date. "Alternate Treasury Bond Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Bond with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

         "U.S. Treasury Note Rate" on any date means (i) the yield as calculated by reference to the bid price quotation of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as such bid price quotation is published on the Business Day immediately preceding such date by the Federal Reserve Bank of New York in its Composite 3:30 P.M. Quotations for U.S. Government Securities report for such Business Day, or (ii) if such yield as so calculated is not available, the Alternate Treasury Note Rate on such date. "Alternate Treasury Note Rate" on any date means the yield as calculated by reference to the arithmetic average of the bid price quotations of the actively traded, current coupon Treasury Note with a maturity most nearly comparable to the length of the related Dividend Period, as determined by the bid price quotations as of any time on the Business Day immediately preceding such date, obtained from at least three recognized primary U.S. Government securities dealers selected by the Auction Agent.

         2. Dividends. (a) The holders of Shares of each Series shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative cash dividends at the Applicable Rate for such Series determined as set forth in paragraph 2(c), payable on the respective Dividend Payment Dates for such Series. Dividends on the Shares so declared and payable shall be paid in preference to and in priority over any dividends declared and payable on the Common Stock.

         (b) (i) Dividends on Shares of each Series shall accumulate (whether or not earned or declared) at the Applicable Rate for such Shares from the Date of Original Issue of such Series and shall be payable, when, as and if declared by the Board of Directors, out of funds legally available therefor, on each Initial Dividend Payment Date, if any, for such Series and on the Initial Period-End Dividend Payment Date for such Series. Following the Initial Period-End Dividend Payment Date for each Series, dividends on such Series will be payable on each Subsequent Period-End Dividend Payment Date, and in addition, (A) with respect to any Subsequent Dividend Period of 100 days to 190 days, on the 91st day, (B) with respect to any Subsequent Dividend Period of 191 days to 281 days, on the 91st and 182nd days, (C) with respect to any Subsequent Dividend Period of 282 days to 364 days, on the 91st, 182nd and 273rd days, and (D) with respect to any Subsequent Dividend Period of one year or longer, on January 15, April 15, July 15 and October 15 of each year (each such date referred to in clause (A) through (D) above being herein referred to as a "Subsequent Dividend Payment Date"). Notwithstanding the foregoing, if any Dividend Payment Date is not a Business Day, then such Dividend Payment Date shall be the next succeeding Business Day.

         Notwithstanding the foregoing, if any date on which dividends on the Shares of any Series would be payable as described above is a day that would result in the number of Dividend Period Days in the then current Dividend Period not being at least equal to the then current Minimum Holding Period, then dividends with respect to such Dividend Period shall be payable on the first Business Day following such date on which dividends would be so payable that results in the number of Dividend Period Days in such Dividend Period being at least equal to the Minimum Holding Period or, if earlier, the 98th day of such Dividend Period. Moreover, notwithstanding the foregoing, in the event of a change in law altering the Minimum Holding Period, the Board of Directors shall adjust, if necessary, the number of Dividend Period Days in each Regular Dividend Period and the minimum number of days of each Special Dividend Period commencing after the date of such change in law to equal or exceed the Minimum Holding Period, provided that the number of Dividend Period Days in a Regular Dividend Period shall not exceed by more than nine days the length of the Minimum Holding Period and shall be evenly divisible by seven, and the maximum number of Dividend Period Days in a Regular Dividend Period and the minimum number of Dividend Period Days in a Special Dividend Period, as adjusted pursuant hereto, shall in no event exceed 98 days. Upon any change in the number of Dividend Period Days in any then current Dividend Period or in a Regular Dividend Period or Special Dividend Period as a result of a change in the Minimum Holding Period, the Company will mail notice of such change to all holders of record of Shares of the applicable Series. Although any particular Dividend Payment Date for the Shares of a Series may not occur on the day of the week or the date originally scheduled as a Dividend Payment Date for the Shares of such Series because of the adjustments set forth above, each succeeding Dividend Payment Date for the Shares of such Series shall occur, subject to such adjustments, on the day of the week or the date originally scheduled as a Dividend Payment Date for the Shares of such Series as if each preceding Dividend Payment Date had occurred on such day of the week or date.

         (ii) On or prior to any Dividend Payment Date for the Shares of any Series, the Company shall pay to the Auction Agent sufficient funds for the payment in full of all accumulated dividends with respect to the Shares of such Series payable on such Dividend Payment Date. Each dividend shall be paid to the holder or holders of record of the Shares of such Series as they appear on the stock register of the Company on the Business Day next preceding the applicable Dividend Payment Date. Dividends in arrears in respect of Shares for any past Dividend Period may be declared and paid at any time, without reference to any regular Dividend Payment Date, to the holder or holders of such Shares as they appear on the Stock Register on a date, not exceeding 15 days prior to the payment date therefor, as may be fixed by the Board of Directors. Any dividend payment made on Shares of any Series shall be applied, without duplication, in the following order of priority:

         First, in or toward payment of all accumulated dividends with respect to such earliest Dividend Period for such Shares for which dividends have not been paid; and

         Second, in or toward payment of all then accumulated dividends with respect to each succeeding Dividend Period for such Shares for which dividends have not been paid.

         (iii) If the Company fails to pay to the Auction Agent on or prior to any Period-End Dividend Payment Date for the Shares of any Series the full amount of all accumulated and unpaid dividends payable on the Shares of such Series on such Period-End Dividend Payment Date, then:

                  (A) if such failure to pay is cured as provided below, the Applicable Rate for the Shares of such Series for the Dividend Period commencing on the Period-End Dividend Payment Date on which the Company failed to pay shall be equal to the dividend rate determined on the Auction Date immediately preceding such Period-End Dividend Payment Date; and

                  (B) if such failure to pay is not cured as provided below, then, for the period (the "Dividend Non-Payment Period") commencing on and including such Period-End Dividend Payment Date and ending on and including the Business Day on which, by 12:00 noon, New York City time, all unpaid cash dividends shall have been deposited with the Auction Agent or otherwise made available for payment to the applicable Holders in same day funds (provided that, at least two Business Days but no more than 30 days prior to such Business Day, the Company shall have given the Auction Agent, the Securities Depository and the applicable Holders written notice of such deposit or availability):

                           (1) each Subsequent Dividend Period shall be a
                  Regular Dividend Period (regardless of any Special Dividend Period election made by the Company) and

                  Auctions for the Shares of such Series shall be suspended and shall not resume, in each case until all accumulated and unpaid dividends on the Shares of such Series for all past Dividend Periods shall have been paid to the Auction Agent, not later than the second Business Day immediately preceding an Auction Date of the Shares of such Series; and

                           (2) the Applicable Rate for the Shares of such Series
                  during such Dividend Non-Payment Period shall be equal to the Non-Payment Period Rate for the Shares of such Series.

         (iv) If the Company fails to pay to the Auction Agent on or prior to any date set for redemption or repurchase of less than all of the Shares of any Series the full amount payable upon redemption of the Shares of such Series called for redemption or upon repurchase of the Shares pursuant to a Repurchase, then:

                  (A) Auctions for the Shares of such Series shall be suspended and shall not resume until all amounts payable upon the redemption or repurchase of the Shares of such Series called for redemption or tendered for repurchase shall have been paid to the Auction Agent not later than the second Business Day immediately preceding an Auction Date for the Outstanding Shares of such Series;

                  (B) if such failure to pay is cured as provided below, the Applicable Rate for the Shares of such Series for the Dividend Period commencing after the redemption or repurchase date on which the Company failed to pay shall be equal to the Maximum Applicable Rate for the Shares of such Series (as determined on the Business Day immediately preceding the first day of such Dividend Period) and such Dividend Period shall be a Regular Dividend Period (regardless of any Special Dividend Period election made by the Company) unless on the Auction Date for such Dividend Period, Auctions for the Shares of such Series may be resumed as provided in clause (A) above; and

                  (C) if such failure to pay is not cured as provided below, then:

                           (1) each Subsequent Dividend Period shall be a
                  Regular Dividend Period (regardless of any Special Dividend Period election made by the Company) and the Applicable Rate for the Shares of such Series not called for redemption or subject to repurchase for each Dividend Period, commencing after the redemption or repurchase date on which the Company failed to pay, to but excluding the Dividend Period, if any, next succeeding the Auction Date on which Auctions for the Shares of such Series may be resumed as provided in clause
                  (A) above (the "Redemption Non-Payment Period") shall be equal to the Non-Payment Period Rate for the Shares of such Series (as determined on the Business Day immediately preceding the first day of each such Dividend Period); and

                           (2) the Applicable Rate for the Shares of such Series
                  called for redemption or subject to repurchase for each Dividend Period for the Shares of such Series commencing after the redemption or repurchase date on which the Company failed to pay shall be equal to the Non-Payment Period Rate for the Shares of such Series (as determined on the Business Day immediately preceding the first day of each such Dividend Period).

         For purposes of the two preceding paragraphs, any such failure to pay with respect to the Shares of any Series shall be deemed cured if, not later than 12:00 noon, New York City time, on the third Business Day next succeeding such failure to pay, there shall have been paid to the Auction Agent (i) all accumulated and unpaid dividends on the Shares of such Series, including the full amount of any dividends to be paid on the Period-End Dividend Payment Date with respect to which such failure to pay occurred but excluding amounts accumulated after such Period-End Dividend Payment Date, plus additional dividends in an amount computed by multiplying (1) the Non-Payment Period Rate for the Shares of such Series (as determined on the Business Day immediately preceding such Dividend Payment Date) by (2) a fraction, the numerator of which shall be the number of days in respect of which such failure to pay is not cured in accordance herewith (including the day such failure to pay occurs and excluding the day such failure to pay is cured) and the denominator of which shall be 360, and multiplying the rate so obtained by the product of $100,000 times the number of Shares of such Series then outstanding and (ii) the full amount payable upon redemption or repurchase of the Shares of such Series called for redemption or tendered for repurchase that have not been so redeemed or repurchased, plus (except to the extent such amount had been paid pursuant to paragraph 2(b)(iv)(C)(1) above) an amount computed by multiplying (1) the Non-Payment Period Rate for the Shares of such Series (as determined on the Business Day immediately preceding the first day of the current Dividend Period), by (2) a fraction, the numerator of which shall be the number of days for which such failure to pay is not cured in accordance herewith (including the day such failure to pay occurs and excluding the day such failure to pay is cured) and the denominator of which shall be 360, and applying the rate so obtained against the product of $100,000 times the number of Shares of such Series called for redemption or tendered for repurchase that have not been so redeemed or repurchased.

         If the Company fails to pay to the Auction Agent on or prior to any date set for redemption or repurchase of all the Shares of any Series the full amount payable upon such redemption or repurchase to the Shares of such Series, then the Applicable Rate for the Shares of such Series for each Dividend
Period for the Shares of such Series or portion thereof commencing on or after the redemption or repurchase date on which the Company failed to pay shall be equal to the Non-Payment Period Rate for the Shares of such Series (as determined on the Business Day immediately preceding the first day of each such Dividend Period or portion thereof).

         (c) (i) During the Initial Dividend Period for each Series the Applicable Rate for such Series shall be the Initial Dividend Rate. Commencing on the Initial Period-End Dividend Payment Date for such Series of Shares, the Applicable Rate for such Series for the period commencing on and including the Initial Period-End Dividend Payment Date and ending on and including the calendar day prior to the next following Subsequent Period-End Dividend Payment Date and for each period thereafter commencing on and including each Subsequent Period-End Dividend Payment Date and ending on and including the calendar day prior to the next succeeding Subsequent Period-End Dividend Payment Date (each such period being herein referred to as a "Subsequent Dividend Period"), shall be equal to the rate per annum that results from implementation of the Auction Procedures with respect to Shares of such Series as the Auction Agent advises the Company following the conclusion of the Auction for such Shares.

         Each Subsequent Dividend Period shall be a Regular Dividend Period unless the Company has duly selected a Special Dividend Period with respect thereto pursuant to paragraph 2(c)(iii) and such selection is available hereunder. In the event that Sufficient Clearing Bids have not been made in any Auction under paragraph 7, then the immediately succeeding Subsequent Dividend Period shall automatically be a Regular Dividend Period regardless of whether the Company has elected a Special Dividend Period.

         In the event that an Auction for any Subsequent Dividend Period with respect to Shares of any Series is not held for any reason (other than as a result of the existence and continuance of a Non-Payment Period), such Subsequent Dividend Period next succeeding the originally scheduled Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such Subsequent Dividend Period shall be equal to the Maximum Applicable Rate on the Business Day immediately preceding the commencement of such Subsequent Dividend Period.

          The Applicable Rate for each Dividend Period commencing during a Non-Payment Period shall be equal to the Non-Payment Period Rate; and each Dividend Period, commencing after the first day of, and during, a Non-Payment Period shall be a Regular Dividend Period regardless of any election made by the Company for a Special Dividend Period relating thereto.

         (ii) The amount of dividends accumulated and payable on each Share on any Dividend Payment Date with respect to any Dividend Period will be computed by (A) multiplying the Applicable Rate for such Dividend Period by a fraction, the numerator of which is the actual number of days in the portion of such Dividend Period prior to such Dividend Payment Date as to which dividends have not been paid and the denominator of which is 360, and (B) multiplying $100,000 by the rate so obtained.

         (iii) The Company may, at its option and to the extent permitted by law, by telephonic and written notice (a "Notice of Special Dividend Period") to the Auction Agent and each Holder of the relevant Series of Shares, request that the next succeeding Dividend Period for a Series of Shares be a number of days, evenly divisible by seven and at least as long as the Minimum Holding Period, specified in such notice, provided that the Company may not elect a Special Dividend Period for the Shares of any MMP Series until after the first anniversary of the Date of Original Issue for such Shares, and provided, further, that such Notice of Special Dividend Period shall be null and void if Sufficient Clearing Bids have not been made in the relevant Auction and the Company may not again give a Notice of Special Dividend Period for such Shares (and any such attempted notice shall be null and void) until Sufficient Clearing Bids have been made in an Auction with respect to such Shares. Such Notice of Special Dividend Period shall be sent by the Company, by first-class mail, postage prepaid, to each Holder of such Series of Shares, not less than 10 days nor more than 60 days prior to the Auction for the relevant Subsequent Dividend Period. A Notice of Special Dividend Period with respect to a Series of Shares will specify (A) the Company's determination of the length of the Special Dividend Period (which shall be equal to or longer than a Regular Dividend Period), (B) in the case of any Special Dividend Period in excess of 99 days in duration, any Subsequent Dividend Payment Date or Dates other than the Subsequent Period-End Dividend Payment Date for such Dividend Period, (C) if the Company has elected that Shares of such Series will be subject to a Non-Call Period during such Special Dividend Period, a statement to that effect, (D) if the Company has elected that such Shares of such Series will be subject to Mandatory Redemption as described in paragraph 4(a)(ii) upon the occurrence of a Change of Control during such Special Dividend Period, a statement to that effect, (E) if the Company has elected that such Shares of such Series will be subject to repurchase as described in paragraph 4(a)(ii) upon the occurrence of a Change of Control during such Special Dividend Period, a statement to that effect, and (F) if the Company has elected that the DRD Gross-Up Provisions shall apply during such Special Dividend Period, a statement to that effect. If the Company has given a Notice of Special Dividend Period, the Company may withdraw such election by giving telephonic and written notice of its revocation (a "Notice of Revocation") to each Holder of such Series of Shares by no later than 3:00 p.m., New York City time, on the Business Day immediately preceding the Auction with respect to which such Notice of Special Dividend Period and Notice of Revocation were delivered, and in such event such election by the Company of a Special Dividend Period shall be of no force and effect. The Company shall deliver, or cause to be delivered, physically, by telecopier or by other written electronic communication, copies of each Notice of Special Dividend Period and each Notice of Revocation to the Auction Agent at the same time such notices are transmitted to the holders of the relevant Series of Shares. In the event that the Company has effectively revoked its election of a Special Dividend Period for a Series of Shares as described above, the next succeeding Dividend Period for such Series of Shares will be a Regular Dividend Period. No defect in a Notice of Special Dividend Period or in the mailing thereof shall affect the validity of any change in any Dividend Period.

         (d) (i) Except as provided in this Certificate of Designations, Holders shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends and applicable late charges, as herein provided, on any Shares, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on any Shares that may be in arrears.

         (ii) So long as any Shares of any Series are outstanding, except as provided in the next sentence, the Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of any shares of any Parity Preferred for any period unless full cumulative dividends for all past Dividend Periods have been or contemporaneously are declared and paid (or declared and a sum sufficient for payment of the dividends set aside for payment) on all outstanding Shares of each Series. If full cumulative dividends are not paid on the Shares of any Series and any Parity Preferred, all dividends and other distributions paid upon the Shares of such Series and such Parity Preferred will be paid pro rata so that the amount of dividends paid per share on the Shares of such Series and such Parity Preferred will in all cases bear to each other the same ratio that accumulated dividends per share on the Shares of such Series and such Parity Preferred bear to each other.

         So long as any Shares of any Series are outstanding, the Company shall not declare, pay or set aside for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or in any other shares of the Company of any class ranking junior to the Shares of such Series as to dividends) in respect of its Common Stock or any other shares of the Company of any class ranking junior to the Shares of such Series as to dividends, or call for redemption, redeem, purchase or otherwise acquire for consideration (or pay or make available for payment any moneys of sinking fund for the redemption of) any shares of its Common Stock or any other shares of the Company of any class ranking junior to or on a parity with the Shares of such Series as to dividends or upon the liquidation, dissolution or winding up of the Company (except by conversion into or exchange for shares of the Company of any class ranking junior to the Shares of such Series as to dividends or upon the liquidation, dissolution or winding up of the Company unless (i) full cumulative dividends for all past Dividend Periods have been or contemporaneously are declared and paid (or declared and a sum sufficient for the payment of the dividends set aside for payment) on all outstanding Shares of such Series and
(ii) the stockholders' equity of the Company as a result would not be less than the aggregate liquidation preference of, including any accumulated and unpaid dividends on, all Shares, Parity Preferred and Senior Preferred.

         (e) If any amendment to the Code shall have been enacted and become effective during any period in which Shares of any Series shall be outstanding that shall have the effect of changing the Dividends Received Percentage, then the Applicable Rate with respect to such Shares for the Dividend Period in which the effective date of such amendment to the Code occurs will, to the extent that such amendment applies to such Dividend Period, be adjusted on and after such effective date for the remainder of such Dividend Period by multiplying the Applicable Rate (determined before such adjustment) by the DRD Factor and rounding the result to the nearest basis point. Notwithstanding the foregoing, in no event shall the Applicable Rate for any Dividend Period, if and as adjusted from time to time as set forth above, be more than the Maximum Applicable Rate as of the Date of Original Issue or the date of the preceding Auction, as the case may be.

         If the Applicable Rate shall have been adjusted pursuant to the provisions of this paragraph 2(e) (the "DRD Gross-Up Provisions"), the Company shall send notice of such adjustment to each Holder of such Shares, the Auction Agent and the Paying Agent on or prior to the next succeeding Dividend Payment Date for such Shares.

         Unless otherwise required by the context, any reference in this Certificate of Designations to dividends shall mean dividends adjusted pursuant to the DRD Gross-Up Provisions. The DRD Gross-Up Provisions shall apply to the Initial Dividend Period for the AMPS Series and shall only apply to any Special Dividend Period for Shares of any Series if so designated by the Board of Directors in the applicable Notice of Special Dividend Period. The DRD Gross-Up Provisions shall not apply to any Regular Dividend Period.

         (f) No fractional Share shall be issued.

         3. Liquidation Rights. Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Series of Shares then outstanding shall be entitled to receive and to be paid, out of the assets of the Company available for distribution to holders of the Company's capital stock after satisfying claims of creditors but before any distribution or payment is made upon any Common Stock or any other shares of the Company of any class ranking junior to the Shares in right of payment upon such a liquidation, dissolution or winding up, liquidating distributions in an amount equal to the sum of $100,000 per Share plus an amount equal to accumulated and unpaid dividends (whether or not earned or declared) thereon to and including the date of final dissolution. If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Shares and any other Outstanding Parity Preferred of the Company are not paid in full, the holders and the holders of such other Parity Preferred will share ratably in any such distribution of assets of the Company in proportion to the full respective amounts to which they are entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the holders will not be entitled to any further participation in any distribution of assets by the Company. Neither the sale, lease or exchange (for cash, stock, securities or other consideration) of all or substantially all of the property and assets of the Company, nor the consolidation or merger of the Company with or into any other corporation or entity, nor the consolidation or merger of any other corporation or entity with or into the Company, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company for the purpose of the foregoing.

         4. Redemption; Repurchase. (a) Shares of any Series shall be redeemable or shall be required to be repurchased by the Company as provided below:

         (i) Upon giving a Notice of Redemption with respect to an Optional Redemption to the Auction Agent, the Securities Depository and each holder of record of such Shares, the Company at its option may redeem Shares of such Series, in whole or from time to time in part, out of funds legally available therefor, at a redemption price per Share of $100,000, on an Optional Redemption Date; provided that the Board of Directors shall have declared and shall pay on the redemption date all accumulated and unpaid dividends in respect of such Shares through the redemption date (whether earned or declared); and provided, further, that no Share of such Series may be redeemed at the option of the Company during (A) the Initial Dividend Period for Shares of any AMPS Series or
(B) a Non-Call Period to which such Shares is subject. Pursuant to such right of Optional Redemption, the Company may elect to redeem all or less than all of the Shares of a Series without redeeming remaining Shares of such Series or Shares of any other Series. Notwithstanding the foregoing, the Company may not give a Notice of Redemption relating to, or redeem pursuant to, an Optional Redemption as described in this paragraph 4(a)(i) if any dividend on any Share is in arrears unless all outstanding Shares are simultaneously redeemed. So long as any dividend on any Share in arrears remains unpaid, the Company shall not purchase or otherwise acquire any Shares of any Series; provided that the foregoing shall not prevent the purchase or acquisition of Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to the holders of all outstanding Shares.

         (ii) Within 30 days of the occurrence of a Change of Control, the Company shall be required to deliver a Notice of Redemption with respect to such Mandatory Redemption to the Auction Agent, the Securities Depository and each Holder of Shares of such Series and to redeem on a Mandatory Redemption Date, out of funds legally available therefor, at a redemption price per Share equal to the sum of $100,000 per Share plus an amount equal to accumulated and unpaid dividends (whether or not earned or declared) to the repurchase date, all outstanding Shares of such Series; provided that (A) the above Mandatory Redemption provisions shall apply to a Change of Control during the Initial Dividend Period for the MMP Series but not for the AMPS Series and (B) the above Mandatory Redemption provisions shall apply to a Change of Control during any Special Dividend Period for such Series only if the Company has made such an election in the Notice of Special Dividend Period relating to such Special Dividend Period.

         (iii) Upon the occurrence of a Change of Control, the Company shall be obligated to purchase from all Holders of Shares of each Series as to which this provision at the time applies, at the option of such Holders, Shares of such Series tendered to the Company by such Holders at a purchase price per Share equal to the sum of $100,000 per Share plus an amount equal to accumulated and unpaid dividends (whether or not earned or declared) to the repurchase date. If Shares of any Series are to be purchase pursuant hereto, within 20 days of the occurrence of a Change of Control, the Company will be required to deliver, or cause to be delivered, a Notice of Offer to Purchase with respect thereto to the Auction Agent, the Securities Depository and each Holder of Shares of such Series and to comply with any tender rules under the Securities Exchange Act which may then be applicable in connection with any offer required to be made by the Company in accordance with the provisions hereof; provided that (A) the above repurchase provisions shall apply to a Change of Control during the Initial Dividend Period for the AMPS Series but not for the MMP Series and (B) the above repurchase provisions shall apply to a Change of Control during any Special Dividend Period for Shares of any Series only if the Company has made such an election in the Notice of Special Dividend Period relating to such Special Dividend Period.

         (b) In the event that less than all the Outstanding Shares of any Series are to be redeemed and there is more than one Holder, the number of Shares of that Series to be redeemed shall be determined by the Board of Directors and communicated to the Auction Agent, and, if the Securities Depository or its nominee is the holder of all such Shares, each Agent Member will determine the number of Shares of that Series to be redeemed from the account of each Holder for which it acts as agent and, if neither the Securities Depository nor its nominee is the holder of all such Shares, the particular Shares of such Series to be redeemed shall be selected by the Company by lot or by such other method as the Company shall deem fair and equitable, provided that adjustments may be made by the Company with respect to the number of Shares of such Series to be redeemed from each Holder to avoid redemption of fractional Shares.

         (c) Whenever Shares are to be redeemed pursuant to an Optional Redemption, the Notice of Redemption shall be mailed by first-class mail, postage prepaid, not less than 15 nor more than 45 days prior to the date fixed for such Optional Redemption, to each Holder of such Shares to be redeemed and the Auction Agent.

Whenever Shares are to be redeemed pursuant to a Mandatory Redemption, the Notice of Redemption shall be mailed, not less than 10 nor more than 20 days prior to the date fixed for such Mandatory Redemption, by first-class mail, postage prepaid, to each Holder of such Shares to be redeemed and the Auction Agent. The Notice of Redemption shall set forth (i) the redemption date, (ii) the amount of the redemption price, (iii) the Series of Shares and the aggregate number of Shares of such Series to be redeemed, (iv) the place or places where Shares of such Series are to be surrendered for payment of the redemption price,
(v) a statement that dividends on the Shares to be redeemed shall cease to accumulate on such date that the Company pays the full amount payable upon redemption of such Shares, and (vi) the provision of this Certificate of Designations pursuant to which such redemption is being made. A Notice of Redemption, once given, is irrevocable. No defect in the Notice of Redemption or in the mailing thereof shall affect the validity of the redemption proceedings, except as required by applicable law.

         If the Company gives or causes to be given a Notice of Redemption, timely pays to the Auction Agent a sum sufficient to redeem the Shares of any Series as to which such Notice of Redemption has been given and gives the Auction Agent irrevocable instructions and authority to pay the full amount payable on redemption of such Shares to the Holders of such Shares, then on the date of such payment, all rights of the Holders of the Shares of such Series to be redeemed, as such, will terminate (except the right of the Holders of such Shares to receive the full amount payable upon redemption thereof upon surrender of the certificate or certificates therefor, but without interest) and such Shares will no longer be deemed to be outstanding for any purpose (including, without limitation, the right of Holders of such Shares to vote on any matter or to participate, with respect to such Shares, in any subsequent Auction for the outstanding Shares of such Series). In addition, any Shares of any Series as to which a Notice of Redemption has been given by the Company will be deemed to be not outstanding for purposes of any Auction for the Shares of such Series held subsequent to the date of such Notice of Redemption. The Company will be entitled to receive from time to time from the Auction Agent the income, if any, derived from the investment of monies or other assets paid to it (to the extent that such income is not required to pay the redemption price of the Shares to be redeemed), and the holders of any Shares to be redeemed will not have any claim to such income. Any funds so paid to the Auction Agent which are unclaimed at the end of two years from the redemption date will be returned to the Company, after which the holders of the Shares of the Series so called for redemption will look only to the Company for payment of the redemption price of such Shares.

         (d) Whenever Shares are to be repurchased pursuant to a Repurchase, the Company, within 20 days following the occurrence of such Change of Control, shall mail, or cause to be mailed, a Notice of Offer to Purchase, by first-class mail, postage prepaid, to each Holder of such Shares to be repurchased and the Auction Agent. The Notice of Offer to Purchase shall describe the circumstances resulting in the Change of Control and shall state (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or any part of such Holder's Shares of such Series, (ii) the purchase price, (iii) the Series of Shares, (iv) the place or places where Shares of such Series are to be surrendered for payment of the purchase price, (v) the circumstances and relevant facts regarding the Change of Control, (vi) the purchase date (which shall be no earlier than 30 days and no later then 60 days from the date such notice is mailed), (vii) any other instructions that a Holder must follow in order to have such Holder's Shares of such Series purchased by the Company, and (viii) the provision of this Certificate of Designations pursuant to which such offer to purchase is being made. A Notice of Offer to Purchase, once given, is irrevocable. No defect in the Notice of Offer to Purchase or in the mailing thereof shall affect the validity of the repurchase proceedings, except as required by applicable law.

         (e) So long as the Shares of each Series is held of record by the nominee of the Securities Depository, the amounts payable upon either a Mandatory Redemption, an Optional Redemption or a Repurchase shall be paid to such nominee of the Securities Depository on each Mandatory Redemption Date, Optional Redemption Date and Repurchase Date, respectively, for such Shares.

         5. Voting Rights. (a) General. Each Share shall carry 0.08507 of a vote in connection with the election of directors of the Company and each other matter submitted generally to a vote of the holders of shares of the Company's voting stock, voting cumulatively and together as a single class with shares of Common Stock and other capital stock of the Company entitled to vote generally in the election of directors and other matters submitted to shareholders generally.

         (b) Right to Vote in Connection with a Merger, Liquidation, Etc. So long as any Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Shares Outstanding at the time with a Dividend Period having more than 99 Dividend Period Days remaining, voting in person or by proxy at one or more special meetings for the purpose, or the unanimous written consent of the holders of Shares of each such Series, (i) consolidate with or merge with or into, or convey, transfer or lease substantially all of its assets to, any Person unless: (A) the resulting, surviving or transferee Person (if not the Company) shall be a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia which shall, by a valid and legally binding instrument, expressly assume all the obligations of the Company with respect to, and afford the holders of all Outstanding Shares all the legal rights as holders of, the Shares, including the rights established by the Charter; (B) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading, in the rating accorded the Shares by Moody's or S&P, or if Moody's or S&P, or both, shall not make a rating available with respect to the Shares, by any Substitute Rating Agency, in connection with such transaction; and (C) there shall have been delivered to the holders of the Outstanding Shares an opinion of nationally recognized, qualified legal counsel to the effect that (1) the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such transaction, and will be subject to United States federal income tax on the same amounts and at the same times as would be the case if the transaction had not occurred and (2) such transaction complies with the terms of the foregoing clause (i)(A), or (ii) voluntarily liquidate, dissolve or wind up. On matters described in this paragraph 5(b), Holders will vote on the basis of one vote per $100,000 in liquidation preference of the Shares.

         (c) Right to Elect Two Default Directors. During any period (referred to herein as a "Default Period") in which accumulated dividends (whether or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the outstanding Shares and other Parity Preferred in the aggregate equal to at least 180 days' dividends shall be due and unpaid and sufficient funds shall not have been deposited with the Auction Agent for the payment of such accumulated dividends, the number of directors constituting the Board of Directors shall be automatically increased by two in addition to then existing directors; and the holders and the holders of other Parity Preferred upon which like voting rights have been conferred and are then exercisable will possess full voting powers (to the exclusion of the holders of all other series and classes of capital stock of the Company), voting as a single class to elect such two directors (the "Default Directors").

         The Default Period and the voting rights with respect thereto as described in the preceding paragraph will continue unless and until all accumulated and unpaid dividends (whether or not earned or declared) on the outstanding Shares and other Parity Preferred shall have been paid or sufficient funds shall not have been deposited with the Auction Agent for the payment of such accumulated dividends, at which time the voting rights described in this paragraph 5(c) shall cease, subject always, however, to the revesting of such voting rights in the holders and the holders of other Parity Preferred upon the further occurrence of any of the circumstances described in this paragraph 5(c).

         (d) Right to Elect Two Downgrade Directors. During any period (referred to herein as a "Downgrade Period") in which a Credit Rating Event shall exist, the number of directors constituting the Board of Directors shall be automatically increased by two; and the holders and the holders of such other Parity Preferred upon which like voting rights have been conferred and are then exercisable (the Shares of all Series and all such other Shares being referred to as the "Downgrade Voting Parity Shares") shall be entitled, voting as one single class (to the exclusion of the holders of all of the Series and classes of capital stock of the Company), to elect such two directors (the "Downgrade Directors");

         The Downgrade Period and the voting rights with respect thereto as described in this paragraph 5(d) will continue unless and until the relevant Credit Rating Event shall no longer exist and be continuing, at which time the voting rights described in this paragraph 5(d) shall cease, subject always, however, to the revesting of such voting rights in the Holders of Downgrade Voting Parity Shares upon the further occurrence of a Credit Rating Event pursuant to this paragraph 5(d).

         Each Downgrade Director shall be entitled to such number of votes on all matters before the Board of Directors as shall result in the Downgrade Directors together having a majority of the total voting power of all directors then on the Board of Directors; provided, however, that each Downgrade Director shall be entitled to only one vote with respect to matters concerning the redemption of Shares of any Series or the liquidation, dissolution or winding up of the Company.

         (e) Right to Vote with Respect to Certain Other Matters. So long as any Shares are outstanding, the Company shall not, without the affirmative vote of the holders of at least two-thirds of the Shares of all Series Outstanding at the time, voting in person or by proxy at a special meeting for the purpose, or the unanimous written consent of the holders of Shares of all Series then outstanding acting without such a special meeting (subject to the provisions of any applicable law): (i) amend, alter or repeal any provisions of the Charter so as to adversely affect any of the preferences, special rights or powers of Shares of any Series, or (ii) authorize, create or issue shares of any class or series of capital stock ranking senior to any Series of Shares or other Parity Preferred with respect to the payment of dividends or the distribution of assets, or authorize, create or issue any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of capital stock ranking senior to any Series of Shares or other Parity Preferred with respect to the payment of dividends or the distribution of assets, or reclassify any authorized capital stock of the Company into any shares ranking senior to any Series of Shares or other Parity Preferred with respect to the payment of dividends or the distribution of assets. Any increase in the authorized number of any series of capital stock ranking on a parity with the Shares with respect to the payment of dividends or the distribution of assets, or authorization, creation or issuance of any securities convertible into, or warrants, options or similar rights to purchase, acquire or receive, shares of such capital stock, or reclassification of any authorized capital stock of the Company into any shares ranking on a parity with any Series of Shares with respect to the payment of dividends or the distribution of assets shall be deemed not to adversely affect any of the preferences, special rights or powers of Shares of any Series. Unless a higher percentage is provided for under the Charter, the affirmative vote of the holders of a majority of the outstanding shares of Preferred Stock, including the Shares, voting together as a single class, will be required to approve any plan of reorganization (including bankruptcy proceedings) adversely affecting such Shares.

         (f) Voting Procedures. (i) Within five days following the accrual of any right of (A) the holders of Shares and other Parity Preferred to elect two Default Directors as described in paragraph 5(c) above or (B) the holders of the Downgrade Voting Parity Shares to elect two Downgrade Directors as described in paragraph 5(d) above, subject to paragraph 5(f)(v) below, the Company shall call a special meeting of such relevant holders and mail or cause to be mailed a notice of such special meeting to such relevant holders, such meeting to be held not less than 20 days nor more than 60 days after the date of such notice. If the Company fails to mail, or to cause to be mailed, such notice as set forth above or if the Company does not call such a special meeting, it may be called by any such relevant holder. The Company will notify the Auction Agent of the date on which the relevant voting right accrued, and such date will be the record date for determining the holders entitled to notice of and to vote at such special meeting. At any such special meeting and at each meeting held during a Default Period or a Downgrade Period, as the case may be, such relevant holders will vote in such elections on the basis of one vote per $100,000 liquidation preference and not cumulatively, and the holders or holders of one-third of such Shares and Parity Preferred or Downgrade Voting Parity Shares, as the case may be, then outstanding, present in person or by proxy, will constitute a quorum for the election of directors by them. At any such meeting or adjournment thereof in the absence of a quorum, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of directors without notice, other than by an announcement at the meeting, until a quorum is present.

         (ii) For purposes of determining any rights of the holders to vote on any matter or thenumber of Shares required to constitute a quorum, whether such right is created by this Certificate of Designations, by the other provisions of the Charter, by applicable law or otherwise, a Share or a share of other Parity Preferred or a Downgrade Voting Parity Share, as the case may be, which is not Outstanding prior to or concurrently with such determination shall not be counted.

         (iii) The terms of office of all persons who are directors of the Company at the time of a special meeting to elect the Default Directors or the Downgrade Directors, as the case may be, shall continue, notwithstanding the election of the Default Directors or Downgrade Directors at such meeting, and, subject to paragraph 5(f)(v) below, the persons so elected as Default Directors or Downgrade Directors, together with the Regular Preferred Directors and the remaining incumbent directors elected by the holders of the Common Stock, shall constitute the duly elected directors of the Company.

         (iv) Subject to paragraph 5(f)(v) below, simultaneously with the expiration of a Default Period or a Downgrade Period, as the case may be, the terms of office of the Default Directors elected pursuant to paragraph 5(c) above or the Downgrade Directors elected pursuant to paragraph 5(d) above, as the case may be, shall terminate, the number of directors of the Company will automatically be decreased by two, the Regular Preferred Directors and remaining incumbent directors otherwise elected by the holders of the Common Stock shall thereupon constitute the duly elected directors of the Company, and the voting rights of such holders to elect the Default Directors during such Default Period pursuant to paragraph 5(c) above or such holders to elect the Downgrade Directors during such Downgrade Period pursuant to paragraph 5(d) above shall cease, subject always, however, to the revesting of such voting rights in the relevant holders upon the further occurrence of any of the circumstances described in paragraph 5(c) or paragraph 5(d).

         (v) If a Downgrade Period shall commence and be continuing at any time during a Default Period, or if a Default Period shall commence and be continuing during a Downgrade Period, then the powers conferred upon the Default Directors elected pursuant to the provisions of paragraph 5(c) above shall be suspended, or if the Default Directors shall not have been so elected, then the right of the holders and holders of other Parity Preferred to elect the Default Directors as set forth in paragraph 5(c) above shall be suspended, in either case, at such time and during such period as the Downgrade Directors shall have assumed and remain in office, provided that upon the expiration of such Downgrade Period, such powers of the Default Directors or voting rights of the holders and such other holders, as the case may be, shall be automatically and immediately reinstated.

         (g) Exclusive Remedy. Unless otherwise required by law, the holders of Shares shall not have any rights or preferences other than those specifically set forth herein. Shares will not be convertible into shares of Common Stock or any other securities of the Company. The holders of Shares shall have no preemptive rights. In the event that the Company fails to pay any dividends on the Shares as required, the exclusive remedy of the holders shall be the right to vote for Default Directors pursuant to the provisions of this paragraph 5. In no event shall Holders have any right to sue for, or maintain a proceeding with respect to, such dividends or damages for the failure to receive the same.

         (h) No Right to Vote in Certain Events. With respect to any right of holders of shares to vote on any matter, whether such right is created by this Certificate of Designations, by applicable law or otherwise, no holder of any Share will be entitled to vote and no Share will be deemed to be outstanding for the purpose of voting or determining the number of Shares required to constitute a quorum, if prior to or concurrently with a determination of Shares entitled to vote or of Shares deemed outstanding for quorum purposes, as the case may be, such Share is held beneficially or of record by the Company or any Affiliate of the Company or if the Company or any Affiliate has, directly or indirectly, the power to vote or dispose of such Share.

         (i) Voting by Securities Depository. Whenever Shares of any Series are held of record by the nominee of the Securities Depository in accordance with its normal procedures, the Securities Depository will extend voting rights with respect to such Shares to the Agent Members whose accounts are credited with such Shares. In accordance with their normal procedures, such Agent Members are expected in turn to extend such voting rights to Existing Holders.

         6. Restriction on Issuance of Parity Preferred and Senior Preferred; Debt Limitation. So long as any Share is Outstanding, except as otherwise expressly permitted by Moody's and S&P or any Substitute Rating Agency or Substitute Rating Agencies, (i) it will not issue any other Parity Preferred or any Senior Preferred if (A) after giving effect to such issuance, the aggregate liquidation preference of the Outstanding Shares of all Series, all Parity Preferred and all Senior Preferred, including all accumulated and unpaid dividends thereon would exceed 75 percent of the maximum amount of SmithKline Beecham's obligations under the

Support Agreement at such time, and (B) there occurs a Rating Downgrade Event,
(ii) the aggregate amount of the Company's indebtedness shall not exceed one third of the Company's shareholders' equity (after deducting therefrom the aggregate liquidation preference of the Shares of all Series, any Parity Preferred and any Senior Preferred, including, in each case, accumulated and unpaid dividends thereon), and (iii) make any loans other than loans to the Company's subsidiaries unless such loans are guaranteed as to payment of principal and interest by SmithKline Beecham.

         7. Auction Procedures. (a) Certain Definitions. As used in this paragraph 7, the following terms shall have the following meanings, unless the context otherwise requires:

                  (i) "Auction Date" means the first Business Day preceding the first day of each Subsequent Dividend Period.

                  (ii) "Available Shares" has the meaning specified in paragraph 7(d)(i) below.

                  (iii) "Bid" has the meaning specified in paragraph 7(b)(i) below.

                  (iv) "Bidder" has the meaning specified in paragraph 7(b)(i) below.

                  (v) "Hold Order" has the meaning specified in paragraph 7(b)(i) below.

                  (vi) "Maximum Applicable Rate" for any Subsequent Dividend Period will be the Applicable Percentage of the Reference Rate. The "Applicable Percentage" will be determined based on the lower of the credit rating or ratings assigned on such date to such Shares by Moody's and S&P (or if Moody's or S&P or both shall not make such rating available, the equivalent of either or both of such ratings by a Substitute Rating Agency or two Substitute Rating Agencies or, in the event that only one such rating shall be available, such rating) as follows:

                                                                       Applicable
                            Credit Ratings                             Percentage of
                     Moody's                      S&P                  Reference Rate
                  --------------            ----------------           --------------
                  "aa3" or higher           AA- or higher                   110%
                  "a3"  to "a1"             A-  to A+                       125%
                  "baa3" to "baa1"          BBB- to BBB+                    150%
                   Below "baa3"             Below BBB-                      200%

         provided, however, that, if at 9:00 a.m., New York City time, on any Auction Date, (i) the rating of any Shares by Moody's shall be on the "Corporate Credit Watch List" of Moody's with a designation of "downgrade" or "uncertain," (ii) the rating of any Shares by S&P shall be on the "CreditWatch" of S&P with a designation of "negative implications" or "developing" or (iii) if Moody's or S&P, or both, shall not make such a rating available, the rating of any Shares by any Substitute Rating Agency shall be on the substantial equivalent of clause (i) or (ii) above, then the Maximum Applicable Rate for the Shares to which such Auction Date relates will be determined pursuant to an Applicable Percentage based on the credit rating that is one full level lower in the above table.

                 The Company shall take all reasonable action necessary to enable S&P and Moody's (and, as appropriate, any Substitute Rating Agency or Substitute Rating Agencies) to provide a rating for each Series of Shares. If either S&P or Moody's shall not make such a rating available, or neither S&P nor Moody's shall make such a rating available, the Company, after consultation with the Broker-Dealers or their affiliates and successors, shall select a nationally recognized statistical rating organization or two nationally recognized statistical rating organizations to act as a Substitute Rating Agency or Substitute Rating Agencies, as the case may be.

                  (vii) "Order" has the meaning specified in paragraph 7(b)(i) below.

                  (viii) "Sell Order" has the meaning specified in paragraph 7(b)(i) below.

                  (ix) "Shares" means the Shares subject to the related Auction pursuant to this paragraph 7.

                  (x) "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on the Auction Date as may be specified by the Auction Agent from time to time as the time by which each Broker-Dealer must submit to the Auction Agent in writing all Orders obtained by it for the Auction to be conducted on such Auction Date.

                  (xi) "Submitted Bid" has the meaning specified in paragraph 7(d)(i) below.

                  (xii) "Submitted Hold Order" has the meaning specified in paragraph 7(d)(i) below.

                  (xiii) "Submitted Order" has the meaning specified in paragraph 7(d)(i) below.

                  (xiv) "Submitted Sell Order" has the meaning specified in paragraph 7(d)(i) below.

                  (xv) "Sufficient Clearing Bids" has the meaning specified in paragraph 7(d)(i) below.

                  (xvi) "Winning Bid Rate" has the meaning specified in paragraph 7(d)(i) below.

         (b) Orders by Existing Holders and Potential Holders. (i) Beneficial owners and potential beneficial owners may only participate in Auctions through their Broker-Dealers. Broker- Dealers will submit the Orders of their respective customers who are beneficial owners and potential beneficial owners to the Auction Agent, designating themselves (unless otherwise permitted by the Company) as Existing Holders in respect of Shares subject to Orders submitted or deemed submitted to them by beneficial owners and as Potential Holders in respect of Shares subject to Orders submitted to them by potential beneficial owners. A Broker-Dealer may also hold Shares in its own account as a beneficial owner or wish to purchase Shares for its own account as a potential beneficial owner. A Broker-Dealer may thus submit Orders to the Auction Agent as a beneficial owner or a potential beneficial owner and therefore participate in an Auction as an Existing Holder or Potential Holder on behalf of both itself and its customers.

Prior to the Submission Deadline on each Auction Date:

                 (A) each Existing Holder may submit to its Broker-Dealer information by telephone or otherwise as to:

                           (1) the number of Outstanding Shares, if any, held by
                  such Existing Holder which such Existing Holder desires to continue to hold without regard to the Applicable Rate for the next succeeding Subsequent Dividend Period;

                           (2) the number of Outstanding Shares, if any, held by
                  such Existing Holder which such Existing Holder desires to continue to hold, provided that the Applicable Rate for the next succeeding Subsequent Dividend Period shall not be less than the rate per annum specified by such Existing Holder; and/or

                           (3) the number of Outstanding Shares, if any, held by
                  such Existing Holder which such Existing Holder offers to sell without regard to the Applicable Rate for the next succeeding Subsequent Dividend Period; and

                  (B) each Broker-Dealer will contact Potential Holders by telephone or otherwise to determine whether such Potential Holders desire to submit Bids in which such Potential Holders will indicate the number of Outstanding Shares, if any, which each such Potential Holder offers to purchase, provided that the Applicable Rate for the next succeeding Subsequent Dividend Period shall not be less than the rate per annum specified by such Holder.

         For the purposes hereof, the communication by a Existing Holder pursuant to clause (A) above or by a Potential Holder pursuant to clause (B) above to a Broker-Dealer, or the communication by a Broker-Dealer acting for its own account to the Auction Agent, of information referred to in clause (A) or
(B) of this paragraph 7(b)(i) is hereinafter referred to as an "Order" and each Existing Holder and each Potential Holder placing an Order, including a Broker-Dealer acting in such capacity for its own account, is hereinafter referred to as a "Bidder"; an Order containing the information referred to in clause (A)(1) of this paragraph 7(b)(i) is hereinafter referred to as a "Hold Order"; an Order containing the information referred to in clause (A)(2) or (B) of this paragraph 7(b)(i) is hereinafter referred to as a "Bid"; and an Order containing the information referred to in clause (A)(3) of this paragraph 7(b)(i) is hereinafter referred to as a "Sell Order". Inasmuch as a Broker-Dealer participates in an Auction as an Existing Holder or a Potential Holder only to represent the interests of its customers or itself, all discussion herein relating to the consequences of an Auction for Existing Holders and Potential Holders also applies to the underlying beneficial ownership interests represented thereby.

         (ii) (A) A Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                           (1) the number of Outstanding Shares specified in
                  such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate per annum specified in such Bid; or

                           (2) such number or a lesser number of Outstanding
                  Shares to be determined as set forth in paragraph 7(e)(i)(D) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein; or

                           (3) a lesser number of Outstanding Shares to be
                  determined as set forth in paragraph 7(e)(ii)(C) if such specified rate per annum shall be higher than the Maximum Applicable Rate and Sufficient Clearing Bids do not exist.

                  (B) A Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                           (1) the number of Outstanding Shares specified in
                  such Sell Order; or

                           (2) such number or a lesser number of Outstanding
                  Shares to be determined as set forth in paragraph 7(e)(ii)(C) if Sufficient Clearing Bids do not exist.

                  (C) A Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                           (1) the number of Outstanding Shares specified in
                  such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate per annum specified in such Bid; or

                           (2) such number or a lesser number of Outstanding
                  Shares to be determined as set forth in paragraph 7(e)(i)(E) if the Applicable Rate determined on such Auction Date shall be equal to the rate per annum specified therein.

         (c)  Submission of Orders by Broker-Dealers to Auction Agent.

         (i) Each Broker-Dealer shall submit in writing or through the Auction Agent's auction processing system to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer for the Auction to be conducted on such Auction Date, designating itself (unless otherwise permitted by the Company) as an Existing Holder or a Potential Holder in respect of Shares subject to such Orders, and specifying with respect to each
Order:

                  (A) the name of the Bidder placing each Order (which shall be the Broker-Dealer unless otherwise permitted by the Company);

                  (B) the aggregate number of Outstanding Shares that are the subject of such Order;

                  (C) to the extent that such Bidder is an Existing Holder:

                           (1) the number of Outstanding Shares, if any, subject
                  to any Hold Order placed by such Existing Holder;

                           (2) the number of Outstanding Shares, if any, subject
                  to any Bid placed by such Existing Holder and the rate per annum specified in such Bid; and

                           (3) the number of Outstanding Shares, if any, subject
                  to any Sell Order placed by such Existing Holder; and

                  (D) to the extent such Bidder is a Potential Holder, the rate per annum specified in such Potential Holder's Bid.

         (ii) If any rate per annum specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one-thousandth (.001) of 1%.

         (iii) If a Order or Orders covering in the aggregate all of the Outstanding Shares held by an Existing Holder are not submitted to the Auction Agent prior to the Submission Deadline for any reason (including the failure of a Broker-Dealer to contact any Existing Holder or to submit a Order covering such Existing Holder's Order or Orders), the Auction Agent shall deem a Hold Order (in the case of an Auction relating to a Regular Dividend Period) and a Sell Order (in the case of an Auction relating to a Special Dividend Period) to have been submitted on behalf of such Existing Holder covering the number of Outstanding Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

         (iv) If one or more Orders on behalf of an Existing Holder covering in the aggregate more than the number of Outstanding Shares held by such Existing Holder are submitted to the Auction Agent, such Order shall be considered valid as follows and in the following order of priority:

                  (A) any Hold Order submitted on behalf of such Existing Holder shall be considered valid up to and including the number of Outstanding Shares held by such Existing Holder; provided that if more than one Hold Order is submitted on behalf of such Existing Holder and the number of Shares subject to such Hold Orders exceeds the number of Outstanding Shares held by such Existing Holder, the number of Shares subject to each of such Hold Orders shall be reduced pro rate so that such Hold Orders, in the aggregate, will cover exactly the number of Outstanding Shares held by such Existing Holder;

                  (B) (I) any Bids submitted on behalf of such Existing Holder shall be considered valid, in the ascending order of their respective rates per annum if more than one Bid is submitted on behalf of such Existing Holder, up to and including the excess of the number of Outstanding Shares held by such Existing Holder over the number of Shares subject to any Hold Order referred to in paragraph 7(c)(iv)(A) above; (II) if more than one Bid submitted on behalf of such Existing Holder specifies the same rate per annum and together they cover more than the remaining number of Shares that can be the subject of valid Bids after application of paragraph 7(c)(iv)(A) above and of subclause
         (I) of this paragraph 7(c)(iv)(B) to any Bid or Bids specifying a lower rate or rates per annum, the number of Shares subject to each of such Bids shall be reduced pro rate so that such Bids, in the aggregate, cover exactly such remaining number of Shares; and (III) subject to subclauses (I) and (II) above, if more than one Bid submitted on behalf of such Existing Holder specifies different rates per annum, such Bids shall be considered valid in the ascending order of their respective rates per annum and in any such event the number of Shares, if any, subject to Bids not valid under this paragraph 7(c)(iv)(B) shall be treated as the subject of a Bid by a Potential Holder; and

                  (C) any Sell Order shall be considered valid up to and including the excess of the number of Outstanding Shares held by such Existing Holder over the number of Shares subject to Hold Orders referred to in paragraph 7(c)(iv)(A) and valid Bids referred to in paragraph 7(c)(iv)(B); provided that if more than one Sell Order is submitted on behalf of any Existing Holder and the number of Shares subject to such Sell Orders is greater than such excess, the number of Shares subject to each of such Sell Orders shall be reduced pro rate so that such Sell Orders, in the aggregate, cover exactly the number of Shares equal to such excess.

         (v) If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate per annum and number of Shares specified.

         (vi) Any Order submitted by a Existing Holder or a Potential Holder to its Broker-Dealer, and any Order submitted by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

         (d) Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

         (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all Orders submitted or deemed submitted by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Holder Order", a "Submitted Bid" or a "Submitted Sell Order", as the case may be, or as a "Submitted Order") and shall determine:

                  (A) the excess of the total number of Outstanding Shares over the number of Outstanding Shares that are the subject of Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares");

                  (B) from the Submitted Orders whether the number of Outstanding Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates per annum equal to or lower than the Maximum Applicable Rate exceeds or is equal to the sum of:

                           (1) the number of Outstanding Shares that are the
                  subject of Submitted Bids by Existing Holders specifying one or more rates per annum higher than the Maximum Applicable Rate, and

                           (2) the number of Outstanding Shares that are subject
                  to Submitted Sell Orders (if such excess or such equality exists (other than because the number of Outstanding Shares in clause (1) above and this clause (2) are each zero because all of the Outstanding Shares are the subject of Submitted Hold Orders), such Submitted Bids by Potential Holders being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                  (C) if Sufficient Clearing Bids exist, the lowest rate per annum specified in the Submitted Bids (the "Winning Bid Rate") that, if:

                           (1) each Submitted Bid from Existing Holders
                  specifying the Winning Bid Rate and all other Submitted Bids from Existing Holders specifying lower rates per annum were rejected, thus entitling such Existing Holders to continue to hold the Shares that are the subject of such Submitted Bids, and

                           (2) each Submitted Bid from Potential Holders
                  specifying the Winning Bid Rate and all other Submitted Bids from Potential Holders specifying lower rates per annum were accepted, thus entitling the Potential Holders to purchase the Shares that are the subject of such Submitted Bids,

would result in the number of Shares subject to all Submitted Bids specifying the Winning Bid Rate or a lower rate per annum being at least equal to the Available Shares.

         (ii) Promptly after the Auction Agent has made the determinations pursuant to paragraph 7(d)(i), the Auction Agent shall advise the Company of the Maximum Applicable Rate and, based on such determinations, the Applicable Rate for the next succeeding Dividend Period as follows:

                  (A) if Sufficient Clearing Bids exist, that the Applicable Rate for the next succeeding Subsequent Dividend Period shall be equal to the Winning Bid Rate;

                  (B) if Sufficient Clearing Bids do not exist (other than because all of the Outstanding Shares are the subject of Submitted Hold Orders), that the Subsequent Dividend Period next succeeding the Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such next succeeding Subsequent Dividend Period shall be equal to the Maximum Applicable Rate; or

                  (C) if all of the Outstanding Shares are the subject of Submitted Hold Orders, that the Subsequent Dividend Period next succeeding the Auction shall automatically be a Regular Dividend Period and the Applicable Rate for such next succeeding Subsequent Dividend Period shall be equal to 59% of the Reference Rate in effect on the date of such Auction.

         (e) Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation of Shares. Based on the determinations made pursuant to paragraph 7(d)(i), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

         (i) If Sufficient Clearing Bids have been made, subject to the provisions of paragraph 7(e)(iii) and paragraph 7(e)(iv), Submitted Bids and Submitted Sell Orders shall be accepted or rejected in the following order of priority and all other Submitted Bids shall be rejected:

                  (A) the Submitted Sell Orders of Existing Holders shall be accepted and the Submitted Bid of each of the Existing Holders specifying any rate per annum that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Outstanding Shares that are the subject of such Submitted Sell Order or Submitted Bid;

                  (B) the Submitted Bid of each of the Existing Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Shares that are the subject of such Submitted Bid;

                  (C) the Submitted Bid of each of the Potential Holders specifying any rate per annum that is lower than the Winning Bid Rate shall be accepted;

                  (D) the Submitted Bid of each of the Existing Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Outstanding Shares that are the subject of such Submitted Bid, unless the number of Outstanding Shares subject to all such Submitted Bids shall be greater than the excess (the "Remaining Excess") of the Available Shares over the number of Outstanding Shares subject to Submitted Bids described in paragraph 7(e)(i)(B) and paragraph 7(e)(i)(C), in which event the Submitted Bids of each such Existing Holder shall be accepted, and each such Existing Holder shall be required to sell Outstanding Shares, but only in an amount equal to the difference between (1) the number of Outstanding Shares then held by such Existing Holder subject to such Submitted Bid and (2) the number of Shares obtained by multiplying (x) the number of Remaining Excess by
         (y) a fraction the numerator of which shall be the number of Outstanding Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate per annum equal to the Winning Bid Rate; and

                  (E) the Submitted Bid of each of the Potential Holders specifying a rate per annum that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of Outstanding Shares obtained by multiplying (x) the difference between the Available Shares and the number of Outstanding Shares subject to Submitted Bids described in paragraph 7(e)(i)(B), paragraph 7(e)(i)(C) and paragraph 7(e)(i)(D) by (y) a fraction the numerator of which shall be the number of Outstanding Shares subject to such Submitted Bid and the denominator of which shall be the sum of the number of Outstanding Shares subject to such Submitted Bids made by all such Potential Holders that specified rates per annum equal to the Winning Bid Rate.

         (ii) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding Shares are subject to Submitted Hold Orders), subject to the provisions of paragraph 7(e)(iii), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                  (A) the Submitted Bid of each Existing Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Outstanding Shares that are the subject of such Submitted Bid;

                  (B) the Submitted Bid of each Potential Holder specifying any rate per annum that is equal to or lower than the Maximum Applicable Rate shall be accepted, thus requiring such Potential Holder to purchase the Outstanding Shares that are the subject of such Submitted Bid; and

                  (C) the Submitted Bids of each Existing Holder specifying any rate per annum that is higher than the Maximum Applicable Rate shall be accepted and the Submitted Sell Orders of each Existing Holder shall be accepted, in both cases only in an amount equal to the difference between (1) the number of Outstanding Shares then held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and (2) the number of Shares obtained by multiplying (x) the difference between the Available Shares and the aggregate number of Outstanding Shares subject to Submitted Bids described in paragraph 7(e)(ii)(A) and paragraph 7(e)(ii)(B) by (y) a fraction the numerator of which shall be the number of Outstanding Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the number of Outstanding Shares subject to all such Submitted Bids and Submitted Sell Orders.

         (iii) If, as a result of the procedures described in paragraph 7(e)(i) or paragraph 7(e)(ii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a Share on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date so that each Outstanding Share purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be a whole Share.

         (iv) If, as a result of the procedures described in paragraph 7(e)(i), any Potential Holder would be entitled or required to purchase less than a whole Share on any Auction Date, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Shares for purchase among Potential Holders so that only whole Shares are purchased on such Auction Date by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Shares on such Auction Date.

         (v) Based on the results of each Auction, the Auction Agent shall determine, with respect to each Broker-Dealer that submitted Bids or Sell Orders on behalf of Existing Holders or Potential Holders, the aggregate number of Outstanding Shares to be purchased and the aggregate number of the Outstanding Shares to be sold by such Potential Holders and Existing Holders and, to the extent that such aggregate number of Outstanding Shares to be purchased and such aggregate number of Outstanding Shares to be sold differ, the Auction Agent shall determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Outstanding Shares.

         (f) Suspension of Auction During Non-Payment Period. Upon occurrence and during the continuance of a Non-Payment Period with respect to Shares of any Series that has not been duly cured by the Company pursuant to paragraph 2(c)(i), Auctions of such Shares shall be suspended and shall not resume in each case until (A) in the case of a Dividend Non-Payment Period, all accumulated and unpaid dividends on such Shares for all past Dividend Periods shall have been paid to the Auction Agent, or (B) in the case of a Redemption Non-Payment Period in connection with an Optional Redemption or Repurchase of less than all of the Shares of any Series, all amounts payable upon such Optional Redemption or Repurchase of such Shares shall have been paid to the Auction Agent, in each case by 12:00 noon, New York City time, on the relevant Auction Date with respect to such Shares, provided that, at least two Business Days but no more than 30 days prior to such Auction Date, the Company shall have given the Auction Agent, the Securities Depository and the applicable holders of record written notice of such deposit or availability.

         (g) Registration Under Securities Exchange Act. If the Company shall determine, as a result of a change in applicable law, regulation or rule (or interpretation thereof by the Securities and Exchange Commission or its staff) and based upon written advice of independent legal counsel of recognized standing selected by the Company, that there is a significant possibility that the Company would be required to register Shares of any Series that may be outstanding from time to time pursuant to the Securities Exchange Act if there were 500 or more different beneficial owners of Shares of all Series, the Auction Procedures will be modified so that no Auction will result in there being more than a total number of different beneficial owners of Shares of all Series as such counsel shall specify in such written advice; provided that in no event shall the Auction Procedures be modified in such a way that they would restrict the total number of different beneficial owners for Shares of any Series to be less than 40.

         (h) Miscellaneous. The Company may interpret the provisions of this paragraph 7 to resolve any inconsistency or ambiguity, remedy any formal defect or make any other change or modification that does not substantially adversely affect the rights of Existing Holders of Shares. An Existing Holder (A) may sell, transfer or otherwise dispose of Shares only pursuant to a Bid or Sell Order in accordance with the procedures described in this paragraph 7 through a Broker-Dealer, except that transfers of Shares may also be effected through means other than pursuant to Auctions provided that each such transfer shall be valid and accepted by the Auction Agent only if such Existing Holder or its Broker-Dealer or Agent Member, as applicable, shall have advised the Auction Agent in writing of such transfer by 3:00 P.M. on the Business Day next preceding the Auction Date with respect to such Shares, and (B) except as otherwise required by law, shall have the ownership of the Shares held by it maintained in book entry form by the Securities Depository in the account of its Agent Member, which in turn will maintain records of such Existing Holder's beneficial ownership. Neither the Company nor any Affiliate shall submit an Order in any Auction. Any Existing Holder that is an Affiliate shall not sell, transfer or otherwise dispose of Shares to any Person other than the Company. All of the Outstanding Shares of a Series shall be represented by one or more certificates registered in the name of the nominee of the Securities Depository unless otherwise required by law or unless there is no Securities Depository. If there is no Securities Depository, at the Company's option and upon its receipt of such documents as it deems appropriate, such Shares may be registered in the stock register in the name of the Existing Holder thereof and such Existing Holder thereupon will be entitled to receive certificates therefor and required to deliver certificates therefor upon transfer or exchange thereof.

         8. Notices. All notices or communications to the Company, unless otherwise specified in the By-Laws of the Company or this Certificate of Designations, shall be sufficiently given if in writing and delivered in person or mailed by first-class mail, postage prepaid, to the Company at its principal executive offices at 1403 Foulk Road, Suite 102, P.O. Box 7108, Wilmington, Delaware 19803-2775, attention: Corporate Secretary. Notice shall be deemed given on the earlier of the date received or the date seven days after such notice is mailed.

         9. Securities Depository; Stock Certificates. (a) If there is a Securities Depository, one or more certificates for all of the Shares of each Series shall be issued to the Securities Depository and registered in the name of the Securities Depository or its nominee. Additional certificates may be issued as necessary to represent Shares. All such certificates shall bear a legend to the effect that such certificates are issued subject to the provisions restricting the transfer of Shares contained in this Certificate of Designations. Unless the Company shall have elected, during a Non-Payment Period, to waive this requirement, the Company will also issue stop-transfer instructions to the Auction Agent for the Shares. Except as provided in paragraph (b) below, the Securities Depository or its nominee will be the holder, and no Existing Holder shall receive certificates representing its ownership interest in such Shares.

         (b) If the Applicable Rate applicable to all Shares of a Series shall be the Non-Payment Period Rate or there is no Securities Depository, the Company may at its option issue one or more new certificates with respect to such Shares (without the legend referred to in paragraph 9(a) above) registered in the names of the Existing Holders or their nominees and rescind the stop-transfer instructions referred to in paragraph 9(a) above with respect to such Shares.

         IN WITNESS WHEREOF, SMITHKLINE BEECHAM HOLDINGS CORPORATION has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Company further acknowledge said instrument to be the act and deed of the Company, and state under the penalties of perjury that to the best of their knowledge, information and belief the matters and facts herein set forth with respect to approval are true in all material respects, all on _____________, 1996.

                                     SMITHKLINE BEECHAM HOLDINGS CORPORATION


                                     By: ___________________________________
                                     Name:
                                     Title:

Attest:


____________________
Name:
Title: Secretary